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                                  [EXHIBIT 8]


Dear Clyde Companies, Inc., W.W. Clyde and Co., Geneva Rock Products Inc.,
     Utah Service Inc. and Beehive Insurance Agency Inc. and the Stockholders of all above-named corporations:

Pursuant to an Agreement and Plan of Merger (the "Agreement") by and among Clyde Companies, Inc., ("Companies"), W.W. Clyde Reorganization Corporation ("CRC"), Geneva Rock Reorganization Corporation ("GRRC"), Utah Service Reorganization Corporation ("USRC"), Beehive Insurance Reorganization Corporation ("BIRC") (CRC, GRRC, USRC and BIRC are hereafter collectively referred to as the "Merger Cos."), WW. Clyde and Co., ("Clyde"), Geneva Rock Products Inc. ("Geneva"), Utah Service Inc. ("Service") and Beehive Insurance Agency Inc. ("Beehive") (Clyde, Geneva, Service and Beehive are hereafter collectively referred to as the "Targets"), the Merger Cos. will be merged with and into the Targets (the "Merger(s)").


Grant Thornton LLP (the "Firm") has been requested to provide an opinion (the "Opinion") as to certain federal income tax consequences resulting from the Mergers. Specifically, with respect to these matters, you have asked the Firm to address the federal income tax consequences of the following questions:


1.   Whether the Mergers will constitute "reorganizations" within the meaning of
     Section 368(a)(1)1 of the Code and/or transfers within the meaning of
     Section 351?


2. Whether Companies and the Targets will each be a "party to the reorganization" within the meaning of Section 368(b) of the Code?


3. Whether gain or loss will be recognized to the Shareholders (as defined below) upon the receipt of Companies voting common stock solely in exchange for common stock of the Targets?



----------

(1) All section references are to the Internal Revenue Code of 1986, as amended. All regulation references are to the Income Tax Regulations thereunder.



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4.   Whether the basis of the shares of Companies voting common stock received by the Shareholders will be the same, in each instance, as the basis of the shares of common stock of the Targets surrendered in exchange therefor?


5. Whether the holding period of Companies voting common stock received by the Shareholders will include, in each instance, the period during which the common stock of the Targets surrendered in exchange therefor was held?


6. Whether the payment of cash in lieu of fractional share interests of Companies will be treated as if the fractional shares were distributed as part of the Merger and then redeemed by the Companies under the provisions of Section 302 of the Code?


7. Whether the Distribution (as defined below) will result in the recognition of gain?


In rendering the Opinion, representatives of the Firm have examined and relied upon (i) the Agreement; (ii) a draft Form S-4 Registration Statement; and (iii) a draft Stock Redemption Plan (these items are hereafter collectively referred to as the "Documents").


Additionally, the Opinion is explicitly conditioned upon representations contained in certain letters dated as of the date hereof from the Companies and the Shareholders to the Firm, copies of which are attached to this opinion as Exhibit A and Exhibit B (the "Representation Letters"). In that regard, the Firm hereby incorporates by reference all of the statements of facts and factual representations contained in the Documents and Representation Letters and, for purposes of rendering the Opinion, the Firm has assumed (without attempting any independent verification) that all of the statements of facts and factual representations set forth in the Documents and Representation Letters are true and complete.


                                   I. OPINION


Based upon the foregoing facts, factual assumptions and representations set forth in Sections II and III hereof, together with the Exhibits attached hereto and incorporated by reference in each of such Sections, and the Code, Committee Reports, legislative history and the relevant Internal Revenue Service and judicial precedents as of the date hereof, the Firm is of the Opinion that:



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1.   For federal income tax purposes, the Mergers in each instance will be ignored under the step transaction doctrine discussed below and the Restructuring (as defined below) will be considered a transfer by each of the Shareholders of their respective stock of the Targets to Companies solely in exchange for voting common stock (Rev. Rul. 67-448, 1967-2 C.B.
     144). As viewed above, the Restructuring with respect to each of the Targets will qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Code and/or a transfer of property as described in
     Section 351.


2. Companies and the Targets will each be a "party to the reorganization" within the meaning of Section 368(b) of the Code. Section 368(b) of the Code.


3. No gain or loss will be recognized to the Shareholders (except to the extent of fractional share interest, if any,) upon the receipt of Companies' voting common stock solely in exchange for the Targets common stock. Section 354(a)(1) and Section 351(a) of the Code.


4. The basis of the shares of Companies voting common stock received (including fractional share interests, if any,) by the Shareholder will be the same, in each instance, as the basis of the common stock of the Targets surrendered by such shareholder in exchange therefor. Section 358(a)(1) of the Code.


5. Provided the common stock of the Targets surrendered by the Shareholder was held as a capital asset, the holding period of the Companies voting common stock (including any fractional shares interest) received in exchange therefor will include the period during which common stock of the Targets surrendered by such shareholder in exchange therefor was held. Section 1223(1) of the Code.


6. The payment of cash to any Shareholder made in lieu of a fractional interest in a share of Companies' voting common stock to which such Shareholder is entitled will be treated as a distribution in full payment for such fractional interest. Rev. Proc. 77-41, 1977-2 C.B. 574. Provided the fractional interest surrendered by the Shareholder was held as a capital asset, any gain or loss recognized by the shareholder on receipt of a payment of cash in exchange therefor will be taxable as a capital gain or loss, long-term or short-term, depending on



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     whether the Shareholder had held the share of Companies' common stock giving rise thereto for more than 18 months before the Restructuring.


7. Any gain realized on the Distribution will not result in immediate recognition but will be taken into income pursuant to the provisions of
     Section 1.1502-13 of the Regulations.


                                    II. FACTS


A.        BACKGROUND


Companies is a Utah corporation that directly conducts no business activities but acts as a holding company for a portion of the stock of the Targets. Specifically, Companies holds 33.78% of the stock of Clyde, 21.67% of the stock of Geneva, 31.37% of the stock of Service and 17.22% of the stock of Beehive. Except for cash, the stock of the Targets is Companies only asset. The shareholders of Companies and their direct percentage of stock holdings is attached hereto as Exhibit C (these shareholders are hereafter collectively referred to as the "Companies Shareholders"). In November 1997, the name of Companies was changed from W.W. Clyde Investment Co.


Clyde is a Utah corporation that is directly engaged in various aspects of the construction industry. The shareholders of Clyde and their direct percentage of stock holdings is attached hereto as Exhibit D (these shareholders are hereafter referred to as the "Clyde Shareholders"). Clyde currently holds 34.77% of the stock of Geneva.


Geneva is a Utah corporation that is engaged in the ready-mix concrete business, as well as other construction related activities. The shareholders of Geneva and their direct percentage holdings is attached hereto as Exhibit E (these shareholders are hereafter referred to as the "Geneva Shareholders").


Service is a Utah corporation that owns and operates a hardware store and adjacent gasoline/convenience store. The shareholders of Service and their direct percentage holdings is attached as Exhibit F (these shareholders are hereafter collectively referred to as the "Service Shareholders").



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Beehive is a Utah corporation that operates as an independent insurance agency providing all types of insurance coverage for the general public. The shareholders of Beehive and their direct percentage holdings is attached as Exhibit G (these shareholders are hereafter collectively referred to as the "Beehive Shareholders"). (The Clyde Shareholders, the Geneva Shareholders, the Service Shareholders and the Beehive Shareholders are hereafter referred to as the "Shareholders".)


The Merger Cos. are each wholly-owned, newly-organized subsidiaries of Companies formed solely for the purpose of participating in the proposed transaction described below.


B. THE TRANSACTION


For what has been represented to be valid business reasons, the following transactions (hereafter collectively referred to as the "Restructuring") will occur:


1. Each outstanding share of Companies on November 13, 1997 at 5:00 p.m. was converted into 40 shares.


2. All cash held by Companies other than an amount necessary to satisfy its tax liability upon the consummation of the Restructuring will be distributed to Companies Shareholders.


3. In anticipation of the Restructuring, Companies has adopted a stock redemption plan (the "Plan") pursuant to which it is expected that Companies will redeem a limited number of its shares each year at the discretion of the Board of Directors of Companies.


4.   The Merger Cos. will be formed as described above.


5. Pursuant to the terms of the Agreement, CRC, GRRC, USRC and BIRC will merge with and into Clyde, Geneva, Service and Beehive, respectively. The Mergers will be pursuant to the terms of the applicable state laws, with the Targets being the surviving corporations. In accordance with applicable state law and the merger agreement between Companies, the Targets and the Merger Cos., the Mergers will occur sequentially on the same date with CRC merging into Clyde (the "Clyde Merger") first, thereafter BIRC merging into Beehive, and one hour thereafter GRRC merging into Geneva.



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6.   Immediately after the Clyde Merger and approximately one hour prior to any other Mergers, Clyde will distribute (the "Distribution") all of its stock holdings in Geneva to Companies.


7. All of the outstanding stock of the Targets, except for shares held by Companies, fractional share interests or shares held by dissenting shareholders, if any, will be converted into solely voting common stock of Companies.


8. As a result of the Mergers and Distribution, all of the outstanding stock of the Targets will be held by Companies.


9. No fractional share interests of Companies' stock will be issued. In lieu thereof, cash will be paid.


10. Pursuant to the terms of the applicable state laws, shareholders of the Targets may dissent to the Mergers. Any cash paid to dissenting shareholders will be provided by their respective Target corporation. Companies will provide no funds directly or indirectly to dissenting shareholders of the Targets.


11. All corporate expenses of the Restructuring will be paid by Companies from dividends, received after the Mergers from the Targets. If the Restructuring is not consummated, each of the Targets would pay its proportionate share of the Restructuring expenses.


At the conclusion of the Restructuring, the Shareholders will hold at least 80% of the outstanding stock of Companies and each of the Targets will be a wholly-owned subsidiary of Companies.


                              III. REPRESENTATIONS


The following representations were made by the management of the Targets, Companies, and certain Shareholders who individually and collectively understand that these representations form an integral part of our opinion regarding the
Restructuring:


1. The fair market value of Companies' stock received as a result of the Restructuring will in each instance be approximately equal to the fair market value of the Targets' stock surrendered.



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2.   The Targets have no plan or intention to issue additional shares of its stock that would result in Companies losing control of any of the Targets within the meaning of Section 368(c) of the Code.


3. Except as provided for in the Plan, Companies has no plan or intention to reacquire any of its stock issued in the transaction.


4. Companies has no plan or intention to liquidate the Targets, to merge the Targets with or into another corporation; to sell or otherwise dispose of the stock of the Targets except for transfers of stock to corporations controlled by Companies or the Targets; or to cause the Targets to sell or otherwise dispose of any of its assets, except for dispositions made in the ordinary course of business.


5. Following the Restructuring, each Target will continue its historic business or use a significant portion of its historic business assets in a business.


6. On the date of the Restructuring, the fair market value of the assets of the Targets will in each instance exceed the sums of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.


7. The Targets are not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.


8. None of the compensation received by any of the Shareholder will be separate consideration for, or allocable to, any of their shares of Targets' stock; none of the shares of Companies stock received by any shareholder-employees will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.


9. Immediately after the Restructuring, the Targets will not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any person could acquire stock that will cause Companies not to control the Targets within the meaning of Section 368(c) of the Code.



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10.  There are valid business purposes for the Restructuring.


11. To the best of the knowledge of the management of the Companies, shareholders of the Targets who hold less than 2% of the stock have no plan or intention to sell, exchange or otherwise dispose of any of the Companies' stock received in the proposed transaction except as provided under the stock redemption plan of Companies effective as of January 1, 1999.


12. Except as set forth immediately below any Shareholder holding 2% or more of Companies' stock has no plan or intention to sell, exchange or otherwise dispose of any of Companies stock received in the proposed transactions. While none of the Shareholders has a current plan to do so, a Shareholder may, if circumstances require, exercise his or her rights pursuant to the stock redemption plan of Companies effective as of January 1, 1999.


13. No liabilities will be assumed by Companies or the Targets as part of the transaction. The stock of the Targets is not subject to any liabilities.


14. The payment of cash in lieu of fractional shares of Companies stock is solely for the purpose of avoiding the expense and inconvenience to Companies of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to the Shareholders instead of issuing fractional shares of Companies stock will not exceed one percent of the total consideration that will be issued in the transaction to the Shareholders in exchange for their shares of the Targets' stock. The fractional share interests of each Shareholder will be aggregated, and no Shareholder will receive cash in an amount equal to or greater than the value of one full share of Companies stock.


15. Companies has not acquired any of the stock of the Targets during the last five years.


16. Companies will file a federal consolidated tax return for the year that includes the Distribution.


17. Except as set forth below, Companies and the Shareholders will pay their own expenses incurred in the Restructuring. Companies will pay expenses that are solely and directly



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     related to the transaction in accordance with the guidances established in
     Rev. Rul. 73-54, 1973-1 C.B. 187.


18. The facts and factual representations set forth in Section II above, together with the Exhibits attached hereto and incorporated herein by reference thereto and in this Section III, are true, correct and complete as of the date thereof.


19. There are no facts relevant to the transactions described in Section IIB or issues addressed in this letter that have not been supplied to the Firm.

                                 IV. DISCUSSION

In order to be tax-free, the Restructuring has to satisfy both the statutory requirements set forth in the Code and several judicially-created concepts that in certain instances are elaborated upon in the regulations and by the Internal Revenue Service in administrative pronouncements such as revenue rulings and procedures. Among these judicially-created concepts are continuity of interest, continuity of business enterprise, the step transaction doctrine and business purpose.


1. THE STATUTE


Section 368(a)(1)(B) of the Code defines the term reorganization to mean the acquisition of the stock of a corporation (T) solely in exchange for voting stock of another corporation (P) if immediately after the transaction P controls T.


Section 351 of the Internal Revenue Code provides that no gain or loss will be recognized if property is transferred to a corporation by one or more persons solely in exchange for stock of the transferee corporation provided that immediately after the exchange the person or persons who transferred the property are in control of the transferee. While neither the Code nor Internal Revenue Service regulations define the term "property," stock of a corporation undoubtedly satisfies the requirement.


As defined in Section 368(c) of the Code, the term control means the ownership of stock possessing at least 80% of the total combined voting power of all classes of stock entitled to vote and at least 80% of the total number of shares of all other classes of stock.



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In Rev. Rul. 67-448, 1967-2 C.B. 144, the Internal Revenue Service (the
"Service") determined that a transaction could constitute a reorganization within the meaning of Section 368(a)(1)(B) if a corporation, P, gained control of another corporation, T, solely in exchange for its voting stock through a merger of a newly-formed transitory subsidiary of P with and into T. The existence of the subsidiary and its merger into T are ignored for federal income tax purposes. The transaction is treated as a direct acquisition by P of the T stock solely in exchange for voting stock. This same principal applies to ignore the existence of the Subsidiary and treat the transaction as a transfer of property pursuant to Section 351. In Rev. Rul. 69-585, 1969-2 C.B. 56, the Service determined that both the control and solely for voting stock requirement of Section 368(a)(1)(B) were satisfied when P received 25% of the stock of T as a dividend from its wholly-owned subsidiary.


The structure of the Mergers is consistent with the transaction described in Rev. Rul. 67-448. Companies formation of Merger Cos. will be accomplished solely to effectuate the Mergers. Except for minimal capital, the Merger Cos. will have no assets and will conduct no business activities. As a result of the Merger and Distribution, the Targets will become wholly-owned subsidiaries of Companies with its shareholders receiving solely voting common stock of Companies. Thus for federal income tax purposes, the Merger should be ignored. Companies should be treated as transferring solely its voting common stock to the Shareholders in exchange for their stock. Immediately after the Restructuring, Companies will hold all of the stock of the Targets and will thus control the Targets within the meaning of Section 368(c). Representations have been obtained indicating Companies will not undertake a transaction that will result in the loss of control of the Targets and result in the Shareholders receiving non-Companies voting stock consideration for their stock. Consequently, the Restructuring meets the definition of a reorganization as defined in Section 368(a)(1)(B). Additionally, since the facts indicate that the shareholders hold at least 80% of the outstanding stock of Companies immediately after the Restructuring, it meets the definition of a transfer within the meaning of Section 351 of the Code.


A party to the reorganization is defined in Section 368(b) of the Code to include both corporations in the case of reorganization resulting from the acquisition by one corporation of the stock or properties of another. Since the Restructuring qualifies as a reorganization within the meaning of Section 368(a)(1)(B), Companies and each of the Targets will each be a party to the reorganization.



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Section 354(a)(1) of the Code provides that neither gain nor loss will be recognized if the stock in a corporation that is a party to reorganization is exchanged pursuant to a plan of reorganization solely for stock of another corporation that is a party to the reorganization. Under Section 356(a)(1), if property or money is received in addition to the stock, gain, if any, to the recipient will be recognized but in an amount not in excess of the sum of the money or the fair market value of any other property. Pursuant to
Section 356(a)(2), if the receipt of money or other property has the effect of a dividend distribution (determined using the attribution rules of Section 318), then it will be treated as a dividend distribution to the extent of each distributees ratable share of earnings and profits. The remainder of any gain will be treated as gain from the exchange of property.


The Shareholders will receive solely Companies voting common stock in the Restructuring. Consequently, pursuant to Section 354(a)(1), no gain or loss should be recognized to the Shareholders on the receipt of Companies stock in exchange for stock of the Targets. Similarly, since the Restructuring satisfies the requirements of Section 351, no gain or loss is also recognized under that provision.


Section 351(e) of the Code provided that the general non-recognition rule of
Section 351(a) does not apply to transfers of property to an investment company. As part of the Taxpayer Relief Act of 1997, Congress provided guidance in
Section 351(e)(1) in determining when a company is to be considered an investment company. The Firm has reviewed Section 351(e)(1) and examined its legislative history. It is the Firm's opinion that Companies is not an investment company within the meaning of Section 351(e).


Additionally, a transaction cannot qualify as a reorganization within the meaning of Section 368(a) if any two parties to the transaction are investment companies within the meaning of Section 368(a)(2)(F) of the Code. The Firm is of the opinion that no two parties to the Restructuring are investment companies within the meaning of Section 368(a)(2)(F).


2.  JUDICIAL GLOSS


a)  Continuity of Interest




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It is well established that a reorganization under Section 368(a)(1) must also meet the continuity of interest doctrine. See Pinellas Ice & Cold Storage Co. v. Commissioner, S. Ct., 3 USTC P. 1023, 287 US 462 (1933) and Section 1.368-1(b) of the Regulations. The purpose of this doctrine is to ensure that the shareholders of the acquired corporation ("Target") maintain, if only indirectly, a substantial part of the equity investment in Target following the reorganization through holding of the acquiring corporation's stock. If the Target shareholders do not satisfy this requirement, the transaction becomes a taxable stock or asset acquisition. See Helvering v. Minnesota Tea Co., S. Ct., 36-1 USTC P. 9015, 296 US 378. In the case of the Restructuring, if it was a taxable event, the Shareholders would be considered to have sold their stock to Companies.


In ascertaining whether sufficient continuity is present, the Internal Revenue Service and the courts look to the historic (old and cold) shareholders of Target. See Superior Coach of Florida Inc., 80 TC 895 (1983) and Yoc Heating Co., 61 TC 168 (1973). These historic shareholders must receive a substantial part of the consideration in stock of the acquiring corporation. It is generally accepted that 40% is sufficient continuity. See Nelson v. Helvering, S.
Ct., 36-1 USTC P. 9019. In the Restructuring, the Shareholders, are receiving solely voting stock of Companies.


Continuity of interest must also be maintained by the historic shareholders of Target for a period of time after the reorganization . It is clear that the Internal Revenue Service takes post-reorganization sales undertaken as part of the plan of reorganization into account in measuring continuity of interest. See
Section 3.02 of Rev. Proc. 77-37, 1977-2 C.B. 568. To satisfy post-reorganization continuity, case law and IRS pronouncements, while not completely consistent or clear, appear to require that at the time of reorganization, Target's shareholders had no intention, or perhaps fixed intention, to dispose of the stock of the acquiring corporation. See McDonalds Restaurants of Illinois v. Commissioner, 82-2 USTC P. 9581 (1982); Estate of Christian, 57 TCM 1231, Dec. 45296 (M), TC Memo 1989-413; and R.A. Penrod, 88 TC 1415 (1987). Generally, the actual ownership of the stock of the acquiring corporation for some period of time following the transaction establishes the requisite continuity. See Rev. Rul. 66-23, 1966-1 C.B. 67 and Rev. Rul. 78-142, 1978-1 C.B. 111.



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Nothing in the Documents or the facts as the Firm understands them indicates that the Shareholders, who will participate in the Restructuring, are not its historic shareholders for purposes of continuity of interest. Additionally, it has been represented that, except as might occur under the Plan, to the best of management's knowledge the Shareholders of the Targets who hold less than 2% of their stock will not dispose of any amount of Companies stock after the Restructuring. Additionally, except as might occur under the Plan, Shareholders of the Targets who hold 2% or more of their stock have no plan or intention to dispose of any amount of their shares. Consequently, it is our opinion that continuity of interest should be satisfied in the Restructuring.


b)  Continuity of Business Enterprise


A transaction constitutes a tax-free reorganization only if there is a "continuity of the business enterprise under the modified corporate form." Reg.
Section 1.368-1(b). This means that the acquiring corporation must either (1) continue Target's historic business or (2) use a significant portion of Target's historic business assets in a business. Reg. Section 1.368-1(d)(2); and George
R. Laure v. Commissioner, CA-6, 81-2 USTC P. 9517, aff'g, rev'g, and rem'g TC, 653 F.2d 253. In determining whether a line of business or a portion of Target's historic business assets is "significant," all relevant facts and circumstances are considered. Reg. Section 1.368-1(d)(3), (4).


A representation has been given that indicates continuity of business will be satisfied. The facts support this representation. Given the above, it is our opinion continuity of business enterprise will be satisfied in the Restructuring.


c)  Step Transaction


The step transaction doctrine permits a series of formally separate steps to be amalgamated and treated as a single transaction if the steps are in substance integrated, interdependent and focused toward a particular result. See Penrod,
p. 1428 and Rev. Rul. 79-250, 1979-2 C.B. 156.



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A review of case law indicates the step transaction doctrine is a very nebulous concept. While courts generally speak in terms of end result, binding commitment or interdependence in applying the step transaction doctrine, the key to its application, regardless of the test the court allegedly applies, appears to be intent and temporal proximity. See Penrod; R. Campbell, 15 TC 312 (195)); Cal-Maine Foods Inc. v. Commissioner, 93 TC 181 (1989); and Private Letter Ruling 8742033 (July 20, 1987).


If it can be demonstrated that at the time of the first in a series of transactions the taxpayer had no intent to effectuate the subsequent transactions, the series of transactions generally will not be stepped together. See Penrod; Estate of Christian, 57 TCM 1231, Dec. 45926 (M) TCM 1989-413 and IRS Technical Advice Memorandum 8646002 (July 18, 1989). Courts rarely rely on the word of the taxpayer in discerning intent but rather look at all of the facts and circumstances. Unanticipated, material changes in circumstances beyond the taxpayer's control are critical in establishing the lack of intent.


The amount of time that elapses between the first and subsequent transaction often is significant in determining whether to step the transactions together. The shorter the period of time between the transactions, the greater the likelihood of stepping the transactions together. See Private Letter Ruling 8742033 (July 20, 1987) [two transactions four months apart were not viewed as independent].


The step transaction doctrine applies to the Restructuring in the sense that the Merger of Merger Cos. with and into the respective Targets will be ignored. The substance of the Mergers is a direct acquisition of the Targets stock by Companies solely in exchange for its voting stock.


Additionally, the step transaction doctrine could apply to negate the control immediately after requirement of Section 351 if the Shareholders as part of the Restructuring dispose of an amount of Companies' stock sufficient to result in the loss of control as defined in Section 368(c). Nothing in the Documents or facts as the Firm understands them indicates that this will occur. The only possible sale of stock might occur through the operation of the Plan. The Firm is of the opinion that any such sale, based on the facts and representations given, should be treated as a transaction separate from the Restructuring and thus have no impact on the Restructuring.



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d)  Business Purpose


There must be a valid business purpose for a reorganization. Gregory v. Helvering, 293 US 465 (1935) and Section 1.368-1(b), Section 1.368-1(c) and
Section 1.368-2(g) of the Regulations. Companies and the Targets Boards of Directors believe there are numerous valid business reasons for the Restructuring. Nothing in the Documents or facts contradict this. Thus, the Firm is of the opinion that a valid business reason exists for the Restructuring.


3.  CASH RECEIVED IN LIEU OF FRACTIONAL SHARES


No fractional shares of Companies voting common stock will be issued in the Restructuring. A Target shareholder who receives cash in lieu of a fractional share would generally be treated as having received such fractional share pursuant to the Mergers and then as having exchanged such fractional share for cash in a redemption by Companies subject to Section 302(a) of the Code, provided that such redemption is "substantially disproportionate" with respect to such Target shareholder or is "not essentially equivalent to a dividend." If the Companies common stock represents a capital asset in the hands of the shareholder, then the shareholder will generally recognize capital gain on such a deemed redemption of the fractional share in an amount equal to the excess of the amount of cash received for such fractional share over the shareholder's tax basis in the fractional share, or capital loss in an amount equal to the excess of the shareholder's tax basis in the fractional share over the amount of cash received for such fractional share. Any such capital gain or loss will be long-term if the Targets' common stock exchanged was held for more than 18 months.


Administratively, however, the Internal Revenue Service has concluded in Rev. Proc. 77-41 that cash in lieu of fractional shares will be treated as received in an exchange subject to Section 302(a) of the Code if the cash distribution is undertaken solely for the purpose of saving the corporation the expense and inconvenience of issuing and transferring a fractional share interest, and it is not separately bargained for consideration. Additionally, certain information such as the maximum amount of cash that can be received by any shareholder and the percentage of total cash consideration will be considered in determining whether the transaction is governed by Section 302(a). A representation has been made that the sole purpose of issuing cash in lieu of fractional share interests in Companies is to save Companies the expense and inconvenience of issuing such an interest and that this does not represent separately bargained for consideration. An additional representation has been made with respect to the minimal amount of cash an individual shareholder of a Target can receive in exchange for a fractional share interest as well as to the amount of total cash being issued in exchange for fractional shares. Accordingly, any cash issued in lieu of fractional shares should be treated as a sale or exchange under Section 302(a).


The Service has also determined that the payment of cash in lieu of fractional share interests by the acquiring corporation does not violate the solely for requirement of Section 368(a)(1)(B) if the cash is not separately bargained for consideration. Rev. Rul. 66-365, 1966-2 C.B. 116. A representation to this effect has been given to the Firm. Consequently, any cash provided by Companies in lieu of any fractional share interests will not be treated as non-stock consideration for purposes of Section 368(a)(1)(B).



                           V. CAVEATS AND LIMITATIONS


This opinion is subject to the receipt of all Representation Letters and the consummation of the Restructuring as described herein.


It is assumed for the purpose of this Opinion that the management of Companies and the Targets are not aware of any facts inconsistent with those set forth above and in the Documents. Also, it is assumed that the Documents accurately reflect all consummated and proposed transactions. The existence of inconsistent facts and/or consummated or proposed transactions not set forth in the Documents could materially alter our opinions.


Additionally, the opinions expressed herein are based upon the provisions of the Code, Treasury regulations (both current and proposed) promulgated thereunder, judicial decisions, revenue rulings and procedures and related authorities issued to, and in effect on, the date of this opinion.


Furthermore, no assurance can be given that the Internal Revenue Service or the courts will not alter their present views, either prospectively or retroactively, or adopt new views in respect of our opinions. In that event, the opinions expressed herein would necessarily have to be reevaluated in light of any change in such views. We assume no obligation to advise you of any change in any such provisions or views which would affect our opinions set forth herein.


Our opinion is based solely upon the facts, representations and assumptions contained herein, and we have not undertaken an independent investigation of any such facts or representations. Our opinion would require reevaluation in the event of any change in any such fact or representation.


The opinions expressed in this opinion reflect what we believe to be the federal income tax consequences of the transactions described herein. Nevertheless, they are only opinions, and no assurance can be given that the Internal Revenue Service will not challenge any position taken in such opinions. Furthermore, it should be noted that we express no opinion regarding tax consequences under the laws of any state or local jurisdiction.


                            VI. SUBSTANTIAL AUTHORITY


Without limiting the foregoing, providing the facts, assumptions, and representations contained herein are correct, substantial authority, within the meaning of Section 6662 of the Code, exists to each of the conclusions made in this opinion.


If you have questions, please feel free to call either Steve Smith at 801/373-3654 or Robert B. Haran at 202/861-4151.

                                  VII. CONSENT


We hereby consent to the references contained in the Form S-4 Registration Statement of Companies ("Form S-4") to the Firm's Opinion and to the inclusion of the Opinion as an exhibit to the Form S-4.


Sincerely,


                                        /s/ GRANT THORNTON LLP
                                        ----------------------
                                            Grant Thornton LLP

November 19, 1997

          *This representation letter was signed by selected executive officers of the Companies


                                    Exhibit A
                              Clyde Companies, Inc.


November 19, 1997


Mr. Steve Smith
Grant Thornton LLP
3507 N. University Avenue
Suite 200
Provo, UT  84604

     Re: Representation Letter for that Certain Opinion Letter (the "Opinion") of Grant Thornton LLP (the "Firm")

Dear Mr. Smith:

The Firm has acted as tax adviser to the Clyde Companies (the Companies) in connection with their Restructuring as defined in the Opinion.


The Companies have requested that the Firm render the Opinion concerning the various federal tax ramifications resulting from the Restructuring. The Firm is delivering the Opinion to the Companies with respect to this issue. Defined terms used in this letter and not defined herein are used as defined in the Opinion. In Section II of the Opinion, including the Exhibits attached therein in Section I of the Opinion, the Firm recites the facts relevant to the transaction and Section III of the Opinion recites certain factual representations relevant to the transaction on which the Firm has relied, and assumed the truth, correctness and completeness of, in rendering the Opinion.


The purpose of this letter is to verify the facts contained in Section II of the Opinion and the factual representations contained in Section III of the Opinion to the Firm for purposes of rendering the Opinion. For purposes of rendering the Opinion, [The name and title of each individual who signed this representation letter was inserted here] hereby represents and warrants the following actual statements and representations:

                                 REPRESENTATIONS

The following representations were made by the management of The Targets, Clyde Companies, Inc. and the Targets Shareholders who individually and collectively understand that these representations form an integral part of our opinion regarding the Restructuring:


1. The fair market value of the Clyde Companies, Inc. stock received as a result of the Restructuring will in each instance be approximately equal to the fair market value of the Targets' stock surrendered.


2. The Targets have no plan or intention to issue additional shares of its stock that would result in Clyde Companies, Inc. losing control of any of the Targets within the meaning of Section 368(c) of the Code.

                                    Exhibit A
                              Clyde Companies, Inc.


3. Clyde Companies, Inc. has no plan or intention to reacquire any of its stock issued in the transaction.

4. Clyde Companies, Inc. has no plan or intention to liquidate the Targets, to merger the Targets with or into another corporation; to sell or otherwise dispose of the stock of the Targets except for transfers of stock to corporations controlled by Clyde Companies, Inc. or the Targets; or to cause the Targets to sell or otherwise dispose of any of its assets, except for dispositions made in the ordinary course of business.

5. Following the Restructuring, the Targets will continue its historic business or use a significant portion of its historic business assets in a business.

6. On the date of the Restructuring, the fair market value of the assets of the Targets will in each instance exceed the sums of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

7. The Targets are not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

8. None of the compensation received by any of Targets Shareholder will be separate consideration for, or allocable to, any of their shares of Targets' stock; none of the shares of Clyde Companies, Inc. stock received by any shareholder-employees will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

9. Immediately after the Restructuring, the Targets will not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any person could acquire stock that will cause Clyde Companies, Inc. not to control the Targets within the meaning of Section 368(c) of the Code.

10.  There are valid business purposes for the Restructuring.

11. To the best of the knowledge of the management of the Companies shareholders of the Targets who hold less than 2% of the stock have no plan or intention to sell, exchange or otherwise dispose of any of the stock of Clyde Companies, Inc. received in the proposed transaction except as provided under the stock redemption plan of Clyde Companies, Inc., effective as of January 1, 1999.

12. No liabilities will be assumed by Clyde Companies, Inc. or the Targets as part of the transaction. The stock of the Targets is not subject to any liabilities.

13. The payment of cash in lieu of fractional shares of Clyde Companies, Inc. stock is solely for the purpose of avoiding the expense and inconvenience to Clyde Companies, Inc. of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to the Shareholders instead of issuing

                                    Exhibit A
                              Clyde Companies, Inc.


     fractional shares of Clyde Companies, Inc. stock will not exceed one percent of the total consideration that will be issued in the transaction to the Shareholders in exchange for their shares of the Targets' stock. The fractional share interests of each Shareholder will be aggregated, and no Shareholder will receive cash in an amount equal to or greater than the value of one full share of Clyde Companies, Inc. stock.


14. Clyde Companies, Inc. has not acquired any of the stock of the Targets during the last five years.


15. Clyde Companies, Inc. will file a federal consolidated tax return for the year that includes the Distribution.


16. Except as set forth below, Clyde Companies, Inc., the Targets and the Shareholders will pay their own expenses incurred in the Restructuring. Clyde Companies, Inc., however, will pay certain expenses that are solely and directly related to the transaction in accordance with the guidelines established in Rev. Rul. 73-54, 1973-1 C.B. 187.


17. The facts and factual representations set forth in Section II above, together with the Exhibits attached hereto and incorporated herein by reference thereto and in this Section III, are true, correct and complete as of the date thereof.


18. There are no facts relevant to the transactions described in Section IIB or issues addressed in this letter that have not been supplied to the Firm.


[The name and title of each individual who signed this representation letter was inserted here] hereby acknowledges and agrees that the Firm is relying upon the factual statements and representations contained in this letter without any independent verification thereof for purposes of rendering the Opinion and that any untrue statement of a material fact contained in this letter or the Opinion or the omission of any material fact contained in this letter or the Opinion could render the opinion contained in the Opinion inapplicable. [The name and title of each individual who signed this representation letter was inserted here] further acknowledges and agrees that the Firm is under no continuing obligation to update or otherwise verify any factual statements or representations contained in this letter or the Opinion from and after the date hereof.

Very truly yours,

                                   Exhibit B*
                              Clyde Companies, Inc.


December 15, 1997


Mr. Steve Smith
Grant Thornton LLP
3507 N. University Avenue
Suite 200
Provo, UT  84604

     Re: Representation Letter for that Certain Opinion Letter (the "Opinion") of Grant Thornton LLP (the "Firm")

Dear Mr. Smith:

The Firm has acted as tax adviser to the Clyde Companies (the Companies) in connection with their Restructuring as defined in the Opinion.


     The Companies have requested that the Firm render the Opinion concerning the various federal tax ramifications resulting from the Restructuring. The Firm is delivering the Opinion to the Companies with respect to these issues.


For purposes of rendering the Opinion, [The names of the individuals who signed this representation letter were inserted here], hereby represents and warrants the following actual statements and representations:

                                 REPRESENTATIONS

Except as set forth immediately below, I have no plan or intention to sell, exchange or otherwise dispose of any of the Clyde Companies, Inc. stock received in the proposed transactions.


     Exception 1. While I have no current plan to do so, I may if circumstances require exercise my rights pursuant to the stock redemption plan of Clyde Companies, Inc. effective as of January 1, 1999.


     Exception 2. I may transfer some or all of the Clyde Companies, Inc. stock received to family members pursuant to an estate gifting plan subject to the annual exclusion amounts set forth in Section 2503(b) of Internal Revenue Code.


[The names of the individuals who signed this representation letter were inserted here], hereby acknowledges and agrees that the Firm is relying upon the factual statements and representations contained in this letter without any independent verification thereof for purposes of rendering the Opinion and that any untrue statement of a material fact contained in this letter or the omission of any material fact contained in this letter could render the opinion contained in the Opinion inapplicable. FirstName LastName further acknowledges and agrees that the Firm is under no continuing obligation to update or otherwise verify any factual statements or representations contained in this letter from and after the date hereof.


Very truly yours,



* This representation letter was signed by shareholders holding 2% to 4.99% ownership of Clyde Companies, Inc.
                                      B-1

                                   Exhibit B*
                              Clyde Companies, Inc.


November 19, 1997


Mr. Steve Smith
Grant Thornton LLP
3507 N. University Avenue
Suite 200
Provo, UT  84604

     Re: Representation Letter for that Certain Opinion Letter (the "Opinion") of Grant Thornton LLP (the "Firm")

Dear Mr. Smith:

The Firm has acted as tax adviser to the Clyde Companies (the Companies) in connection with their Restructuring as defined in the Opinion.


The Companies have requested that the Firm render the Opinion concerning the various federal tax ramifications resulting from the Restructuring. The Firm is delivering the Opinion to the Companies with respect to this issue. Defined terms used in this letter and not defined herein are used as defined in the Opinion. In Section II of the Opinion, including the Exhibits attached therein in Section I of the Opinion, the Firm recites the facts relevant to the transaction and Section III of the Opinion recites certain factual representations relevant to the transaction on which the Firm has relied, and assumed the truth, correctness and completeness of, in rendering the Opinion.


The purpose of this letter is to verify the facts contained in Section II of the Opinion and the factual representations contained in Section III of the Opinion to the Firm for purposes of rendering the Opinion. For purposes of rendering the Opinion, FirstName LastName, hereby represents and warrants the following actual statements and representations:

                                 REPRESENTATIONS

The following representations were made by the management of The Targets, Clyde Companies, Inc. and the Targets Shareholders who individually and collectively understand that these representations form an integral part of our opinion regarding the Restructuring:


1. Except as set forth immediately below, I have no plan or intention to sell, exchange or otherwise dispose of any of the Clyde Companies, Inc. stock received in the proposed transactions. While I have no current plan to do so, I may if circumstances require exercise my rights pursuant to the stock redemption plan of Clyde Companies, Inc. effective as of January 1, 1999.


2. The facts and factual representations set forth in Section II above, together with the Exhibits attached hereto and incorporated herein by reference thereto and in this Section III, are true, correct and complete as of the date thereof.


* This representation letter was signed by shareholders holding more than 4.99% ownership of Clyde Companies, Inc.

3. There are no facts relevant to the transactions described in Section IIB or issues addressed in this letter that have not been supplied to the Firm.


[The names of the individuals who signed this representation letter was inserted here], hereby acknowledges and agrees that the Firm is relying upon the factual statements and representations contained in this letter without any independent verification thereof for purposes of rendering the Opinion and that any untrue statement of a material fact contained in this letter or the Opinion or the omission of any material fact contained in this letter or the Opinion could render the opinion contained in the Opinion inapplicable. FirstName LastName further acknowledges and agrees that the Firm is under no continuing obligation to update or otherwise verify any factual statements or representations contained in this letter or the Opinion from and after the date hereof.

Very truly yours,

                                    Exhibit C
                              Clyde Companies, Inc.


                                                     NUMBER OF         PERCENTAGE OF
  SHAREHOLDERS                                        SHARES             SHARES
  ------------                                        ------             ------
W. Cornell Clyde                                        158              0.2743%
Richard C. Clyde                                        200              0.3472%
Richard/Patricia Clyde                                 2040              3.5418%
Richard Clyde Trust                                     320              0.5556%
Patricia Clyde Trust                                    320              0.5556%
Jeffrey Clyde                                           100              0.1736%
Lisa Bunker                                             100              0.1736%
Laurie Shaefer                                          100              0.1736%
Melanie C. Bitters                                      100              0.1736%
Matthew C. Clyde                                        100              0.1736%
Carma Clyde Russell                                    1360              2.3612%
Kenneth/Carma Russell                                  4030              6.9968%
Louise C. Clyde                                         175              0.3038%
Paul B. Clyde                                          1000              1.7362%
Paul/Jeanette Clyde                                     808              1.4028%
Dianne C. Carr                                         1000              1.7362%
Dianne/Wallace Carr                                    1109              1.9254%
Barbara Robertson                                      1000              1.7362%
Barbara/John Robertson                                 1109              1.9254%
Wilford W. Clyde                                       1000              1.7362%
Wilford/Natalie Clyde                                   808              1.4028%
Carl C. Clyde                                          1450              2.5174%
Carl/Heather Clyde                                       69              0.1198%
William R. Clyde Trust                                   27              0.0469%
Reklaw and Co.                                         4477              7.7728%
Willford Russell Clyde                                  703              1.2205%
H. Leon Clyde                                           703              1.2205%
Marietta C. Young                                       703              1.2205%
Joan Whicker                                            703              1.2205%
William Dale Clyde                                      703              1.2205%
Steven L. Clyde                                         703              1.2205%
Helene Clyde Arnett                                     703              1.2205%
Warren D. Clyde                                         703              1.2205%
Carol Clyde Salisbury                                  3059              5.3109%
Susan Salisbury                                        1600              2.7779%
Carol Ann S. Larson                                    1600              2.7779%
Sally S. Anderson                                      1600              2.7779%
David C. Salisbury                                     1450              2.5174%
David/Katherine Salisbury                               150              0.2604%

                                    Exhibit C
                              Clyde Companies, Inc.



                                                     NUMBER OF         PERCENTAGE OF
  SHAREHOLDERS                                        SHARES             SHARES
  ------------                                        ------             ------
Invo, L.C. (Ila/Vernon Cook)                            3387             5.8804%
Bruce Vernon Cook                                       1140             1.9792%
Glen Clyde Cook                                          745             1.2934%
Joshua G. Cook                                            82             0.1424%
Glen Cook for Jed R. Cook                                 81             0.1406%
Glen Cook for Emily Cook                                  81             0.1406%
David Osmond Cook                                        517             0.8976%
Nan Cook Oblad                                          1259             2.1858%
J. Phillip Cook                                          124             0.2153%
J. Phillip/Charlotta Cook                                517             0.8976%
Catherine Cook Rasband                                  1107             1.9219%
Christine Cook Christensen                               887             1.5400%
Louise Clyde Gammell                                    5568             9.6670%
B. Clyde Gammell                                         945             1.6407%
Mary Louise Winkler                                     1010             1.7535%
A. Ray Gammell                                           945             1.6407%
Louise G. for John Gammell                              1160             2.0140%

Total                                                  57598
Total shares                                           57598

                                    Exhibit D
                                W. W. Clyde & Co.


                                                     NUMBER OF         PERCENTAGE OF
  SHAREHOLDERS                                        SHARES             SHARES
  ------------                                        ------             ------
W. Cornell Clyde                                        4580             4.8443%
Edna T. Clyde                                            755             0.7986%
Richard C. Clyde                                        1375             1.4543%
Richard/Patricia Clyde                                   925             0.9784%
Richard Clyde Trust                                      150             0.1587%
Patricia Clyde Trust                                     150             0.1587%
Jeffrey Clyde                                            100             0.1058%
Lisa Bunker                                              100             0.1058%
Laurie Shaefer                                           100             0.1058%
Melanie C. Bitters                                       100             0.1058%
Matthew C. Clyde                                         100             0.1058%
Carma Clyde Russell                                      400             0.4231%
Kenneth/Carma Russell                                    300             0.3173%
Louise C. Clyde Marital Trust                           1470             1.5548%
Paul B. Clyde                                           1115             1.1793%
Paul/Jeanette Clyde                                      610             0.6452%
Dianne C. Carr                                          1300             1.3750%
Dianne/Wallace Carr                                       25             0.0264%
Barbara Robertson                                       1065             1.1265%
Barbara/John Robertson                                   360             0.3808%
Wilford W. Clyde                                        1065             1.1265%
Wilford/Natalie Clyde                                    610             0.6452%
Carl C. Clyde                                           1190             1.2587%
Carl/Heather Clyde                                       370             0.3914%
William R. Clyde Trust                                    75             0.0793%
Reklaw and Co.                                            30             0.0317%
Willford Russell Clyde                                  1035             1.0947%
H. Leon Clyde                                            117             0.1238%
Leon.Aartie Clyde                                        450             0.4760%
Johanna C. Miner                                          78             0.0825%
Elisabeth Ailene O'Byrne                                  78             0.0825%
Harold Edward Clyde                                       78             0.0825%
Tanya Noel Clyde                                          78             0.0825%
Michael Aaron Clyde                                       78             0.0825%
Benjamin Leon Clyde                                       78             0.0825%
Marietta C. Young                                        585             0.6188%
Marietta/Norman Young                                    450             0.4760%
Joan Whicker                                             585             0.6188%
Joan/Ross Whicker                                        450             0.4760%

                                    Exhibit D
                                W. W. Clyde & Co.


                                                       NUMBER OF         PERCENTAGE OF
  SHAREHOLDERS                                          SHARES             SHARES
  ------------                                          ------             ------
William Dale Clyde                                       585             0.6188%
Cherilyn Marie Clyde                                     225             0.2380%
David Joseph Clyde                                       225             0.2380%
Steven L. Clyde                                          885             0.9361%
Steven/Pamela Clyde                                      150             0.1587%
Helene Clyde Arnett                                     1035             1.0947%
Warren D. Clyde                                         1035             1.0947%
Carol Clyde Salisbury                                   2090             2.2106%
David E. Salisbury                                       250             0.2644%
Invo, L.C. (Ila/Vernon Cook)                            2330             2.4645%
David Osmond Cook                                         10             0.0106%
Louise Clyde Gammell                                    2320             2.4539%
B. Clyde Gammell                                           5             0.0053%
Mary Louise Winkler                                        5             0.0053%
A. Ray Gammell                                             5             0.0053%
Louise G. for John Gammell                                 5             0.0053%
Harry Scott Clyde                                       1027             1.0863%
Janice Scott Clyde                                       100             0.1058%
Terry L. Carlson                                         538             0.5690%
Scott G. Carlson                                         205             0.2168%
Claudia Snyder                                           607             0.6420%
Kenneth C. Snyder                                        135             0.1428%
Kurt C. Gramoll                                          547             0.5786%
Junko N. Gramoll                                         195             0.2063%
Hal M. Clyde Trust                                      3150             3.3318%
Hal Michael Clyde                                        500             0.5289%
Kevin Edward Clyde                                        10             0.0106%
Patrick/Matissa Clyde                                    490             0.5183%
Jon Courtney Clyde                                       500             0.5289%
Norman D. Clyde                                           50             0.0529%
Norman D. Clyde Family Trust                            3100             3.2789%
Tawna Clyde Smith                                        500             0.5289%
Cheryl C. Dubose                                         500             0.5289%
Lance D. Clyde                                           500             0.5289%
Grant Clyde Family Trust                                2075             2.1947%
Leone Clyde Family Trust                                 414             0.4379%
Leone Clyde Trust                                       1476             1.5612%
Corinne C. Sorenson                                      135             0.1428%
Claudia C. Talbot                                        135             0.1428%

                                    Exhibit D
                                W. W. Clyde & Co.


                                                       NUMBER OF       PERCENTAGE OF
  SHAREHOLDERS                                          SHARES           SHARES
  ------------                                          ------           ------
Clarese C. Lee                                           135             0.1428%
Calvin G. Clyde Trust                                   2505             2.6496%
DeAnn Spencer for Diedra S.                               50             0.0529%
DeAnn Spencer for Rixa S.                                 50             0.0529%
DeAnn Spencer for Jocelyn S.                              50             0.0529%
DeAnn Spencer for Brittany S.                             50             0.0529%
DeAnn Spencer for Garrett S.                              50             0.0529%
Eric S. Clyde                                            250             0.2644%
Carla Clyde Lewis                                         50             0.0529%
Carla Lewis for Alan R. Lewis                             50             0.0529%
Carla Lewis for Nathan Lewis                              50             0.0529%
Carla Lewis for Melanie Lewis                             50             0.0529%
Carla Lewis for Jonthan Lewis                             50             0.0529%
Loretta Clyde Buckley                                    150             0.1587%
Loretta Buckley for Lance B.                              50             0.0529%
Loretta Buckley for Ira B.                                50             0.0529%
Mark Eliot Clyde                                         250             0.2644%
Tania C. Stewart                                         250             0.2644%
Don Roger Clyde                                         4570             4.8337%
Joseph/Pauline Pace Trust                               3290             3.4799%

Totals                                                 62609
Total Shares                                           94544

                                    Exhibit E
                           Geneva Rock Products, Inc.

                                                        NUMBER OF      PERCENTAGE OF
  SHAREHOLDERS                                           SHARES           SHARES
  ------------                                           ------           ------
W. Cornell Clyde                                            3            0.0138%
W. Cornell/Edna Clyde                                     575            2.6374%
Edna T. Clyde                                             443            2.0319%
Richard C. Clyde                                           60            0.2752%
Louise C. Clyde                                           620            2.8438%
Louise C. Clyde Marital Trust                              14            0.0642%
Paul B. Clyde                                             143            0.6559%
Paul/Jeanette Clyde                                        37            0.1697%
Trent Clyde                                                15            0.0688%
Todd Clyde                                                 15            0.0688%
Timothy Clyde                                              15            0.0688%
Tiffany C. Hardy                                           15            0.0688%
Paul Clyde for Tami Clyde                                  15            0.0688%
Paul Clyde for Traci Clyde                                 15            0.0688%
Paul Clyde for Tyler Clyde                                 15            0.0688%
Paul Clyde for Travis Clyde                                15            0.0688%
Dianne C. Carr                                            143            0.6559%
Dianne/Wallace Carr                                        37            0.1697%
Dainne Carr for Julie Carr                                 15            0.0688%
Dianne Carr for Michael Carr                               15            0.0688%
Dianne Carr for Daniel Carr                                15            0.0688%
Dianne Carr for Wendy Carr                                 15            0.0688%
Barbara Robertson                                         143            0.6559%
Barbara/John Robertson                                     37            0.1697%
Barbara C. for Steven Robertson                            15            0.0688%
Barbara C. for Christian Robertson                         15            0.0688%
Barbara C. for Jacob Robertson                             15            0.0688%
Barbara C. for James Robertson                             15            0.0688%
Barbara C. for Kirsteen Robertson                          15            0.0688%
Barbara C. for Jennifer Robertson                          15            0.0688%
Barbara C. for Matthew Robertson                           15            0.0688%
Wilford W. Clyde                                          186            0.8531%
Wilford/Natalie Clyde                                      37            0.1697%
Wilford Clyde for Camille Clyde                            15            0.0688%
Wilford Clyde for Melia Clyde                              15            0.0688%
Wilford Clyde for Alison Clyde                             15            0.0688%
Wilford Clyde for Katie                                    15            0.0688%
Carl C. Clyde                                             185            0.8485%
Carl/Heather Clyde                                         37            0.1697%

                                    Exhibit E
                           Geneva Rock Products, Inc.


                                                       NUMBER OF         PERCENTAGE OF
  SHAREHOLDERS                                          SHARES             SHARES
  ------------                                          ------             ------
Carl Clyde for Johathan Clyde                              15            0.0688%
Carl Clyde for Jared Clyde                                15             0.0688%
William R. Clyde Trust                                    26             0.1193%
Reklaw and Co.                                             3             0.0138%
Willford Russell Clyde                                   187             0.8577%
H. Leon Clyde                                            187             0.8577%
Marietta/Norman Young                                    187             0.8577%
Joan/Ross Whicker                                        187             0.8577%
William Dale Clyde                                       187             0.8577%
Steven L. Clyde                                          187             0.8577%
Helene Clyde Arnett                                      187             0.8577%
Warren D. Clyde                                          187             0.8577%
Carol Clyde Salisbury                                      2             0.0092%
Ila Clyde Cook                                             2             0.0092%
Louise Clyde Gammell                                       1             0.0046%
A. Ray Gammell                                             1             0.0046%
Harry Scott Clyde                                        150             0.6880%
Christina Clyde Schroeder                                 42             0.1926%
Terry L. Carlson                                          81             0.3715%
Scott G. Carlson                                          12             0.0550%
Claudia Snyder                                            38             0.1743%
Kenneth C. Snyder                                         12             0.0550%
Kurt C. Gramoll                                           81             0.3715%
Junko N. Gramoll                                          12             0.0550%
James Clyde Gramoll                                       43             0.1972%
Hal M. Clyde Trust                                       879             4.0317%
Hal Michael Clyde                                         25             0.1147%
Kevin Edward Clyde                                        25             0.1147%
Jon Courtney Clyde                                        25             0.1147%
Norman D. Clyde                                          304             1.3944%
Norman/Phyllis Clyde                                     650             2.9814%
Leone Clyde                                              180             0.8256%
Leone Clyde Family Trust                                 123             0.5642%
Calvin/Brigitta Clyde                                    503             2.3071%
Don Roger Clyde                                          303             1.3898%
Don Roger/Thuryle Clyde                                  410             1.8806%
Joseph/Pauline Pace Trust                                303             1.3898%
Albert/Kristine Schellenberg                              10             0.0459%
John/Ann Young                                            10             0.0459%

                                    Exhibit E
                           Geneva Rock Products, Inc.



                                                     NUMBER OF         PERCENTAGE OF
  SHAREHOLDERS                                        SHARES             SHARES
  ------------                                        ------             ------
Clista Thomas Family Trust                               669             3.0685%

Totals                                                  9496
Total Shares                                           21802

                                    Exhibit F
                               Utah Service, Inc.

                                                         NUMBER OF     PERCENTAGE OF
  SHAREHOLDERS                                            SHARES         SHARES
  ------------                                            ------         ------
W. Cornell Clyde                                            161          2.9743%
Richard C. Clyde                                             22          0.4064%
Louise C. Clyde Marital Trust                                53          0.9791%
Paul/Jeanette Clyde                                          21          0.3880%
Dianne/Wallace Carr                                          21          0.3880%
Barbara/John Robertson                                       21          0.3880%
Wilford/Natalie Clyde                                        21          0.3880%
Carl/Heather Clyde                                           21          0.3880%
William R. Clyde                                             14          0.2586%
Reklaw and Co.                                               11          0.2032%
Willford Russell Clyde                                       13          0.2402%
H. Leon Clyde                                                13          0.2402%
Marietta C. Young                                            13          0.2402%
Joan Whicker                                                 13          0.2402%
William Dale Clyde                                           13          0.2402%
Steven L. Clyde                                              13          0.2402%
Helene Clyde Arnett                                          13          0.2402%
Warren D. Clyde                                              13          0.2402%
Carol Clyde Salisbury                                       248          4.5816%
Ila C. Cook Family Trust                                    192          3.5470%
Vernon O. Cook Family Trust                                 129          2.3832%
Invo, L.C. (Ila/Vernon Cook)                                189          3.4916%
David Osmond Cook                                           379          7.0017%
Louise Clyde Gammell                                        300          5.5422%
Blake H. Gammell                                             86          1.5888%
B. Clyde Gammell                                              5          0.0924%
Mary Louise Winkler                                           5          0.0924%
A. Ray Gammell                                                5          0.0924%
Louise G. for John Gammell                                    5          0.0924%
Christina Clyde Schroeder                                    24          0.4434%
Claudia Snyder                                               23          0.4249%
Kurt C. Gramoll                                              23          0.4249%
James Clyde Gramoll                                          23          0.4249%
Caroliva Bandy                                               23          0.4249%
Brian Jarvis Clyde                                           23          0.4249%
Damon Clyde                                                  23          0.4249%
Daniel Clyde                                                 32          0.5912%
Robert Clyde                                                 32          0.5912%
Ronald Clyde                                                 23          0.4249%

                                    Exhibit F
                               Utah Service, Inc.


                                                    NUMBER OF         PERCENTAGE OF
  SHAREHOLDERS                                       SHARES             SHARES
  ------------                                       ------             ------
Stephen Clyde                                          32                0.5912%
Hal M. Clyde Trust                                    192                3.5470%
Norman D. Clyde                                       191                3.5285%
Grant Clyde Family Trust                              191                3.5285%
Brigitta Clyde                                        191                3.5285%
Don Roger Clyde                                       192                3.5470%
Joseph/Pauline Pace Trust                             191                3.5285%
Harriet Burt                                           65                1.2008%
Taylor C. Burt                                         60                1.1084%
Payfryman Trust Lorus                                  17                0.3141%
Naomi Wight Rowley                                     33                0.6096%
Max/Ivy Thorn                                          17                0.3141%
J. Richard Walton Trust                                17                0.3141%
H. LaMar Weight                                        64                1.1823%

Totals                                               3715
Total Shares                                         5413

                                   Exhibit G
                         Beehive Insurance Agency, Inc.


                                                     NUMBER OF         PERCENTAGE OF
  SHAREHOLDERS                                        SHARES             SHARES
  ------------                                        ------             ------

W. Cornell Clyde                                        288              1.3403%
W. Cornell/Edna Clyde                                  1500              6.9810%
Richard Clyde Trust                                      10              0.0465%
Patricia Clyde Trust                                    490              2.2804%
Carma Clyde Russell                                     200              0.9308%
Louise C. Clyde                                        1690              7.8652%
Paul B. Clyde                                            10              0.0465%
Paul/Jeanette Clyde                                      58              0.2699%
Dianne/Wallace Carr                                      57              0.2653%
Barbara/John Robertson                                   57              0.2653%
Wilford/Natalie Clyde                                    58              0.2699%
Carl/Heather Clyde                                       58              0.2699%
William R. Clyde Trust                                   16              0.0745%
Reklaw and Co.                                          288              1.3403%
Willford Russell Clyde                                  123              0.5724%
H. Leon Clyde                                           123              0.5724%
Marietta C. Young                                       123              0.5724%
Joan Whicker                                            123              0.5724%
William Dale Clyde                                      123              0.5724%
Steven L. Clyde                                         123              0.5724%
Helene Clyde Arnett                                     123              0.5724%
Warren D. Clyde                                         123              0.5724%
Carol Clyde Salisbury                                   689              3.2066%
Ila C. Cook Family Trust                                688              3.2019%
Louise Clyde Gammell                                    269              1.2519%
Blake H. Gammell                                          5              0.0233%
Blake/Louise Gammell                                    400              1.8616%
B. Clyde Gammell                                         20              0.0931%
Mary Louise Winkler                                       5              0.0233%
A. Ray Gammell                                            5              0.0233%
Louise G. for John Gammell                                5              0.0233%
Harry Scott Clyde                                       425              1.9779%
Melza Beth Gramoll                                      425              1.9779%
Robert Melvin Clyde                                     425              1.9779%
Hal M. Clyde Trust                                      916              4.2630%
Norman D. Clyde                                         116              0.5399%
Norman/Phyllis Clyde                                   1250              5.8175%
Tawna Clyde Smith                                       100              0.4654%
Cheryl C. Dubose                                        100              0.4654%

                                   Exhibit G
                         Beehive Insurance Agency, Inc.


                                                     NUMBER OF         PERCENTAGE OF
  SHAREHOLDERS                                        SHARES             SHARES
  ------------                                        ------             ------
Lance D. Clyde                                          100              0.4654%
Grant Clyde Family Trust                                417              1.9407%
Calvin/Brigitta Clyde                                   417              1.9407%
Don Roger Clyde                                         417              1.9407%
Joseph/Pauline Pace Trust                               417              1.9407%
Clista Thomas Family Trust                              500              2.3270%
Payfryman Trust Lorus                                   500              2.3270%
J. Richard Walton Trust                                3000             13.9619%
W. Douglas Snow                                         200              0.9308%
Stanco, Inc.                                            212              0.9866%

Totals                                                17787
Total Shares                                          21487



                                      G-2